EXHIBIT 10.1



                               FIRST AMENDMENT TO
                           REVOLVING CREDIT AGREEMENT


     FIRST AMENDMENT dated as of September 21, 2000 ("First Amendment") among SUN HEALTHCARE GROUP, INC. ("SHG") and EACH OF ITS SUBSIDIARIES WHICH ARE BORROWERS UNDER THE FINANCING AGREEMENT (as defined below), debtors and debtors-in-possession (the "Borrowers"), THE LENDERS PARTY HERETO (each referred to as a "Lender" and collectively, the "Lenders"), THE CIT GROUP/BUSINESS CREDIT, INC., as Lenders' Agent (in such capacity, together with its successors in such capacity, the "Lenders' Agent") and HELLER HEALTHCARE FINANCE, INC., as Collateral Agent (in such capacity, together with its successors in such capacity, the "Collateral Agent" and with the Lenders' Agent, the "Agents"). Reference is made to the Revolving Credit Agreement dated as of October 14, 1999 among the Borrower, the Lenders each other lender which may thereafter execute and deliver an instrument of assignment under the Financing Agreement as provided therein, the Lenders' Agent and the Collateral Agent (as it may be further amended, supplemented or modified from time to time, the "Financing Agreement"). Any term used and not otherwise defined in this First Amendment shall have the meaning assigned to such term in the Financing Agreement.

     WHEREAS, on October 14, 1999 (the "Filing Date"), the Borrowers each filed a voluntary petition with the Bankruptcy Court initiating the Case and has continued in the possession of its assets and in the management of its business pursuant to Sections 1107 and 1108 and the Bankruptcy Code;

     WHEREAS, pursuant to a Motion dated October 14, 1999, the Borrowers made a motion to the Bankruptcy Court requesting entry of a First Day Order, Interim Order and a Final Order authorizing the Borrowers' entry into the Financing Agreement and approving the terms of the Financing Agreement;

     WHEREAS, by Orders dated October 14 and 22, 1999 and November 12 and 29, 1999, the Bankruptcy Court gave first day, interim and final approval to the Financing Agreement and authorized the Borrowers' entry into the Financing Agreement;

     WHEREAS, the Borrowers have notified the Agents of the occurrence of certain Defaults and/or Events of Default (the "DIP Defaults") under the Financing Agreement and have requested that the Required Lenders agree to waive such DIP Defaults;

     WHEREAS, pursuant to a letter agreement dated July 13, 2000 (as extended by letters dated July 28, 2000, August 8, 2000, August 24, 2000 and September 21,
2000), the Required Lenders agreed to waive the DIP Defaults provided that the Agents, Lenders and Borrowers enter into a First Amendment to the Financing
Agreement which, among other things, adjusts certain covenants under the Financing Agreement;

     WHEREAS, the Borrowers have requested that from and after the First Amendment Closing Date (as defined below), the Financing Agreement be amended subject to and upon the terms and conditions set forth herein;

     NOW, THEREFORE, the parties hereto have agreed as hereinafter set forth.

     SECTION 1. Amendments to Financing Agreement. The Financing Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

(a) The definition of "EBITDA" is deleted in its entirety and replaced with the following:

     "'EBITDA' shall mean, for any period, the net income (or net loss) of SHG and its Domestic Subsidiaries for such period, determined in accordance with GAAP on a consolidated basis for SHG and such Subsidiaries, plus (a) the sum of
(i) depreciation expense, (ii) amortization expense, (iii) other non-cash charges or expenses, (iv) provision for LIFO adjustment for Inventory valuation,
(v) net total federal, state, and local income tax expense, (vi) gross interest expense for such period less gross interest income for such period, (vii) extraordinary losses, (viii) any non-recurring charge or restructuring charge which in the reasonable judgment of the Agents should be excluded from operating income, (ix) the cumulative effect of any change in accounting principles and
(x) "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") as shown on the consolidated statement of income for SHG and its Subsidiaries for such period less (b) extraordinary gains plus or minus (c) the amount of cash received or expended in such period in respect of any amount which, under clauses (iii) or (viii) above, was taken into account in determining EBITDA for the same or any prior period."

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(b)  Section  6.05 of the  Financing  Agreement  is deleted in its  entirety and replaced with the following:

     "SECTION 6.05. EBITDA. (a) Permit cumulative EBITDA for the immediately preceding contiguous six-month period ending on the last day of each month specified below to be less than the amount specified opposite such month:

                          Month                  EBITDA

                       August 2000               $26,000,000
                       September 2000            $26,000,000
                       October 2000              $26,000,000
                       November 2000             $26,000,000
                       December 2000             $26,000,000
                       January 2001              $28,700,000
                       February 2001             $31,300,000
                       March 2001                $34,000,000
                       April 2001                $36,700,000
                       May 2001                  $39,300,000
                       June 2001                 $42,000,000

(b) Permit cumulative EBITDA for any previous contiguous six-month period beginning with or after July 2001 to be less than $42,000,000."

     SECTION 2. Conditions of Effectiveness. This First Amendment and the amendments provided for in Section 1 above shall become effective as of the date on which each of the following conditions has been fulfilled (the "First Amendment Closing Date") provided that the Bankruptcy Court shall have entered an order in substantially the form set forth in Exhibit A (the "First Amendment Order") authorizing the Borrower to enter into, and approving, this First Amendment and providing for the payment of fees and expenses as provided for herein, on or before October 26, 2000:

(a) First Amendment. The Borrowers, the Required Lenders, the Lenders' Agent and the Collateral Agent shall each have executed and delivered this First Amendment.

     First Amendment Order. Lenders' Agent shall have received a certified copy (or such other evidence satisfactory to it) of the First Amendment Order.

(b) Fees and Expenses. On the First Amendment Closing Date, the Borrowers shall have (i) reimbursed the Lenders and Lenders Agent for all Out-of-Pocket Expenses for which a request for payment shall have been made on or prior to the First Amendment Closing Date and (ii) paid to Lenders' Agent, for pro rata distribution by it to the Lenders in accordance with each Lender's Commitment, a fee in the amount of $250,000 with the approval of the Bankruptcy Court (such approval to be evidenced by the entry of the First Amendment Order).

(c) Officer's Certificate. The following statements shall be true and Lenders' Agent shall have received a certificate signed by a duly authorized officer of the Borrowers dated the date hereof stating that, after giving effect to this First Amendment and the transactions contemplated hereby:

(i) The representations and warranties contained in the Financing Agreement are true and correct on and as of the date hereof as though made on and as of such date; and

(ii) No Default or Event of Default has occurred and is continuing.

(d) Other Documents. Lenders Agent shall have received such other approvals, opinions or documents as Lenders Agent may reasonably request.

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     SECTION  3.  Reference  to and  Effect  on the  Loan  Documents.  Upon  the
effectiveness of this First Amendment, on and after the date hereof each reference in the Financing Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the other Loan Documents to the Financing Agreement, shall mean and be a reference to the Financing Agreement as amended hereby.

     SECTION 4. No Waiver. Except to the extent specifically set forth in the Waiver Letter or this First Amendment, the execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of the Lenders or the Agents under any of the Loan Documents, nor shall any of them constitute a waiver of any provision of any of the Loan Documents, and, except as expressly amended herein, the Financing Agreement and each other Loan Document shall remain in full force and effect and are hereby ratified and confirmed. Time and continuing strict performance are still of the essence of our agreement.

     SECTION 5. Representations and Warranties. To induce the Lenders and Lenders Agent to execute this First Amendment, the Borrower hereby represents and warrants to the Lenders and the Agents that all representations and warranties contained in the Financing Agreement and each other Loan Document are true and correct as of the date hereof as if made on the date hereof and there is no continuing Default or Event of Default as of the date hereof.

     SECTION 6. Expenses. The Borrowers agree and acknowledge that their obligations set forth in Section 10.05 of the Financing Agreement shall extend to the preparation, execution and delivery of this Amendment and the Bankruptcy Court approval referenced hereby.

     SECTION 7. Related Document. This First Amendment is executed pursuant to the Financing Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Financing Agreement. Any breach of any representation or warranty contained in this First Amendment shall be deemed to be an Event of Default for all purposes of the Financing Agreement.

     SECTION 8. Further Assurances. The Borrower shall take any action that from time to time may be reasonably necessary to give effect to the amendments contemplated herein.

     SECTION 9. Governing Law. The validity, interpretation and enforcement of this First Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

     SECTION 10. Headings. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

     SECTION 11. Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this First Amendment by signing any such counterpart. Facsimile signatures on this First Amendment shall be treated for all purposes as binding on such signatory to the same extent as an original signature. If a party delivers an executed counterpart of this First Amendment or any other document to be delivered by it hereunder by facsimile, such party shall promptly thereafter deliver original executed counterparts to the other party by overnight courier.

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     IN WITNESS WHEREOF,  the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

                           SUN HEALTHCARE GROUP, INC.,
                      For itself and each of the Borrowers


                           By: /s/ Matthew G. Patrick
                               ----------------------
                            Name: Matthew G. Patrick
                              Title: Vice President


                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                       Individually and as Lenders' Agent


                              By: /s/ Karen Hoffman
                                  -----------------
                               Name: Karen Hoffman
                              Title: Vice President

                        HELLER HEALTHCARE FINANCE, INC.,
                      Individually and as Collateral Agent


                            By: /s/ J. Anthony Romero
                                ---------------------
                             Name: J. Anthony Romero
                              Title: Vice President

                                  CITICORP USA


                                       By:
                                      Name:
                                     Title:

                          LaSALLE BUSINESS CREDIT INC.


                            By: /s/ Mitchell B. Rasky
                                ---------------------
                             Name: Mitchell B. Rasky
                           Title: First Vice President

                           GMAC COMMERCIAL CREDIT LLC


                                       By:
                                      Name:
                                     Title:


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